Report of Independent Registered Public Accounting
Firm

To the Shareholders and Board of Trustees of SPDR Series Trust

In planning and performing our audits of the financial statements of SPDR Series Trust the Trust, comprising the SPDR Dow Jones Total Market ETF,
SPDR Dow Jones Large Cap ETF, SPDR S&P 500
Growth ETF formerly, SPDR Dow Jones Large Cap
Growth ETF, SPDR S&P 500 Value ETF formerly,
SPDR Dow Jones Large Cap Value ETF, SPDR
Dow Jones Mid Cap ETF, SPDR S&P 400 Growth
ETF formerly, SPDR Dow Jones Mid Cap Growth
ETF, SPDR S&P 400 Value ETF formerly, SPDR
Dow Jones Mid Cap Value ETF, SPDR S&P 600
Small Cap ETF formerly, SPDR Dow Jones Small
Cap ETF, SPDR S&P 600 Small Cap Growth ETF formerly, SPDR Dow Jones Small Cap Growth ETF,
SPDR S&P 600 Small Cap Value ETF formerly,
SPDR Dow Jones Small Cap Value ETF, SPDR
Global Dow ETF formerly, SPDR DJ Global Titans
ETF, SPDR Dow Jones REIT ETF, SPDR KBW
Bank ETF, SPDR KBW Capital Markets ETF, SPDR
KBW Insurance ETF, SPDR Morgan Stanley
Technology ETF, SPDR S&P Dividend ETF, SPDR
S&P Biotech ETF, SPDR S&P Homebuilders ETF,
SPDR S&P Metals & Mining ETF, SPDR S&P Oil &
Gas Equipment & Services ETF, SPDR S&P Oil &
Gas Exploration & Production ETF, SPDR S&P
Pharmaceuticals ETF, SPDR S&P Retail ETF,
SPDR S&P Semiconductor ETF, SPDR KBW
Regional Banking ETF, SPDR KBW Mortgage
Finance ETF, SPDR Wells Fargo Preferred Stock
ETF, SPDR S&P Health Care Equipment ETF,
SPDR S&P Telecom ETF, SPDR S&P
Transportation ETF, SPDR Barclays Capital 1-3
Month T-Bill ETF, SPDR Barclays Capital TIPS ETF,
SPDR Barclays Capital Intermediate Term Treasury
ETF, SPDR Barclays Capital Long Term Treasury
ETF, SPDR Barclays Capital Aggregate Bond ETF,
SPDR Nuveen Barclays Capital Municipal Bond
ETF, SPDR Nuveen Barclays Capital California
Municipal Bond ETF,  SPDR Nuveen Barclays
Capital New York Municipal Bond ETF, SPDR
Nuveen Barclays Capital Short Term Municipal Bond
ETF, SPDR DB International Government Inflation-
Protected Bond ETF, SPDR Barclays Capital
International Treasury Bond ETF, SPDR Barclays
Capital High Yield Bond ETF, SPDR Barclays
Capital Short Term International Treasury Bond
ETF, SPDR Barclays Capital Intermediate Term
Corporate Bond ETF formerly, SPDR Barclays
Capital Intermediate Term Credit Bond ETF, SPDR
Barclays Capital Long Term Corporate Bond ETF formerly, SPDR Barclays Capital Long Term Credit
Bond ETF, SPDR Barclays Capital Convertible
Securities ETF, SPDR Barclays Capital Mortgage
Backed Bond ETF, SPDR Nuveen S&P VRDO
Municipal Bond ETF, SPDR Barclays Capital Short
Term Corporate Bond ETF, SPDR Nuveen Barclays
Capital Build America Bond ETF,SPDR Barclays
Capital International Corporate Bond ETF, SPDR
Barclays Capital Emerging Markets Local Bond ETF,
SPDR Barclays Capital Issuer Scored Corporate
Bond ETF, and SPDR Nuveen S&P High Yield
Municipal Bond ETF, as of and for the year ended
June 30, 2011, in accordance with the standards of the Public Company Accounting Oversight Board
United States, we considered the Trust?s internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust?s internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company?s internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company 2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company?s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company?s annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Trust?s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board United States.
However, we noted no deficiencies in the Trust?s internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of June 30, 2011.
This report is intended solely for the information and use of management and the Board of Trustees of SPDR Series Trust and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





	Ernst & Young LLP


Boston, Massachusetts
August 25, 2011